UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 9, 2009

(Date of earliest event reported)

Insure.com, Inc.

(Exact name of registrant as specified in the charter)

Delaware	0-26781	36-3299423
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8205 South Cass Avenue, Suite 102

Darien, Illinois 60561

(Address of Principal Executive Offices)

(630) 515-0170

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2009 Insure.com, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with QuinStreet, Inc. (“QuinStreet”). A copy of the Purchase Agreement is attached hereto as Exhibit 2.1, which Purchase Agreement is incorporated herein by reference in its entirety. The transactions contemplated by the Purchase Agreement closed on October 9, 2009.

Pursuant to the Purchase Agreement, the Company transferred to QuinStreet, among other assets, the Company’s Insure.com brand name; the Insure.com website; the articles, content and widgets on the Insure.com website (other than the life insurance quoting engine of the Company); and certain other trademarks, urls, web sites, intellectual property and other assets related to the Insure.com website, and QuinStreet assumed the agreements and accounts related to such transferred assets, including content syndication agreements and relationships. The Company did not transfer, and is retaining, its insurance brokerage business, a limited amount of intellectual property (including the name Life Quotes), its life insurance quoting business and the remainder of its business not specifically transferred to QuinStreet. The purchase price for the transferred assets was $16,000,000, of which $15,000,000 was paid in cash to the Company on the closing date and $1,000,000 will be paid to the Company in cash on the first anniversary of the closing date pursuant to the terms of a promissory note executed by QuinStreet. The promissory note is unsecured, and does not bear interest. A copy of the promissory note is attached hereto as Exhibit 10.1, which promissory note is incorporated herein by reference in its entirety.

The Company made certain legal and factual representations and warranties to QuinStreet in the Purchase Agreement including with respect to: due organization, corporate power, due authorization, no conflicts, third party consents, absence of changes, undisclosed liabilities, intellectual property and privacy, contracts, compliance with legal requirements, governmental authorizations, tax matters, independent contractors, insurance, related party transactions, proceedings and orders, active advertisers, negative reviews, title to assets, sufficiency of assets, receipt of a financial opinion and brokers. The representations, warranties and covenants contained in the Purchase Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, might be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and might be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, QuinStreet or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties might change after the date of the Purchase Agreement, which subsequent information might or might not be fully reflected in the Company’s public disclosures.

Pursuant to the Purchase Agreement, the Company agreed that, for a period of three years after the closing date, neither the Company nor its any of its officers, directors or 10% or greater stockholders (excluding Zions Bancorporation) will: (i) engage in any actions or activities that could reasonably lead to the material diminishment of the value of the transferred websites anywhere in the world or operate any pay per click bidding, affiliate program or publisher accounts with lead aggregators or other entities under the name or password or account identifier after the closing date that is the same as any such account used in conjunction with any transferred website on or before the closing date; or (ii) solicit any employees, contractors, consultants, customers, vendors or suppliers of QuinStreet to terminate their relationship with QuinStreet, subject to certain exceptions described below.

The Company may engage in its remaining business so long as the Company’s activities are consistent with the limitations set forth in the Purchase Agreement. Specifically, the Company and its affiliates will not be permitted to (i) create or operate any website that is confusingly similar to or has a similar look and feel as the transferred websites (for the avoidance of doubt, meaning using the same font, colors or organizational structure on its website); (ii) copy, display or use any articles or other content from the transferred websites on any website of the Company; (iii) copy, recreate, or reverse engineer any tools or widgets on the transferred websites; or (iv) engage in any action that could reasonably damage any third party links to the transferred websites, including without limitation, any attempt to have such links removed or changed, informing the owner or operator of sites that link to the transferred websites that the websites have been purchased by QuinStreet (other than as specifically provided in the Purchase Agreement), or soliciting or otherwise encouraging of sites that link to the transferred websites to link to any Company website; provided that these restrictions do not apply with respect to certain traffic affiliates of the transferred websites. The Company agreed that it shall not provide articles, tools, widgets, or other content to its current content syndication partners for three years, provided that the Company may create a life insurance calculator for use in its remaining business. The Company also agreed to change the layout, look and feel of its life insurance quoting engine and to change the text in the lead form for the life insurance quoting engine so that it is substantially different from the existing text.

QuinStreet agreed for a period of three years after the closing date not to disparage the Company’s remaining business, or solicit the Company’s employees, vendors or customers to terminate their relationship with the Company.

Within ninety days after the closing date, the Company will use its reasonable best efforts to change its name and its ticker symbol and within seven days after receipt of evidence of the name change, the Company will file applications with the insurance regulators concerning its change of name.

Except for certain specified representations, the representations and warranties survive for a period of fourteen months after the closing date. The Company will indemnify QuinStreet for excluded liabilities, excluded assets, ownership or operation of the transferred assets prior to the closing date, breaches of representations and warranties, breaches of covenants and fraud. QuinStreet will indemnify the Company for assumed liabilities, assumed assets, ownership or operation of transferred assets from and after the closing date, breaches of representations and warranties, breaches of covenants and fraud. For breaches of representations and warranties other than the specified representations, losses must exceed $100,000 prior to recovering damages for indemnification, in which case a party can recover for every dollar in excess of $100,000, and the total amount of losses cannot exceed $1,500,000. For any other breaches or other indemnification claims, the deductible and limitation concepts described above do not apply; provided, however for certain breaches, the total amount of damages that can be recovered is limited to $16,000,000.

In connection with the Purchase Agreement, the Company entered into a transition services agreement with QuinStreet pursuant to which the Company agreed to maintain the domain names associated with the transferred websites until the domain names are transferred to a new account or registrar and continue to host and operate the transferred websites until transferred to QuinStreet.

The Company received a fairness opinion in connection with the transactions and was advised by Duane Morris LLP and special Delaware counsel Edward Angell Palmer & Dodge LLP.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description in response to Item 1.01 is hereby incorporated by reference in its entirety to this item. Other than with respect to the transaction, neither the Company, nor any of its affiliates, nor any of its directors or officers nor any associate of any of its directors or officers has any material relationship with QuinStreet.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 9, 2009, the Company issued a press release with respect to the transactions described above. A copy of the press release is attached hereto as Exhibit 99.1, which press release is incorporated by reference in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

2.1	Asset Purchase Agreement, dated October 9, 2009, between Insure.com, Inc. and QuinStreet, Inc.

10.1	Promissory Note, dated October 9, 2009, issued by QuinStreet, Inc. in favor of Insure.com, Inc.

99.1	Press Release, dated October 9, 2009, issued by Insure.com, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSURE.COM, INC.

Dated: October 9, 2009	By:	/s/ Phillip A. Perillo
	Name: Its:	Phillip A. Perillo Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated October 9, 2009, between Insure.com, Inc. and QuinStreet, Inc.

10.1	Promissory Note, dated October 9, 2009, issued by QuinStreet, Inc. in favor of Insure.com, Inc.

99.1	Press Release, dated October 9, 2009, issued by Insure.com, Inc.